                                                                    EXHIBIT 3.13

[LOGO]                     [LETTERHEAD OF DEAN HELLER]

               -----------------------------------------------------------------
                Important: Read attached instructions before signing the form
--------------------------------------------------------------------------------

             Certificate of Amendment to Articles of Incorporation
             -----------------------------------------------------
                         For Nevada ? Corporation(C)
                         ---------------------------
          (Pursuant to NRS 78.386 and ? - After Issuance of Stock)
                           - Remit in Duplicate -

1. Name of corporation:    AQUATIC CELLULOSE INTERNATIONAL CORP.
                       ---------------------------------------------------------
________________________________________________________________________________

2. The articles have been amended as follows (provide article numbers, if available):
Original stock is 50,000,000 common & 10,000,000 preferred please amend to
--------------------------------------------------------------------------------
increase the number of authorized shares of common stock from 50,000,000 to
--------------------------------------------------------------------------------
100,000,000 common stock, total of 110,000,000 shares. Par value of stock is
--------------------------------------------------------------------------------
$.001 per share.
--------------------------------------------------------------------------------
________________________________________________________________________________
________________________________________________________________________________

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes of series, or as may be required by the provisions of the articles of
incorporation have voted in favor of the amendment is: 34,?           .*
                                                      ----------------

4. Signatures (Required):

/s/                                   /s/
-------------------------------       --------------------------------
President or Vice President      and  Secretary of Asst. Secretary

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote. In addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.